SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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LNB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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LNB BANCORP, INC.
LORAIN, OHIO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2004

To The Shareholders of LNB Bancorp, Inc.	March 19, 2004

     The Annual Meeting of Shareholders of LNB Bancorp, Inc. will be held at 521 Broadway, Lorain, Ohio 44052, on Tuesday, April 20, 2004, at 10:00 a.m. local time for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

Proposals:

1.	Election of Directors – To elect four directors.

2.	Other Business – To transact any other business which may properly come before the meeting or any adjournment of it.

     Shareholders of record at the close of business on March 1, 2004, will be entitled to vote the number of shares held of record in their names on that date.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

By Order of the Board of Directors

Terry M. White
Executive Vice President,
Chief Financial Officer and
Corporate Secretary

     Your vote is important. Please mark, sign, date and mail the enclosed proxy form(s) whether or not you plan to attend the annual meeting. A return envelope is enclosed for your convenience.

LNB BANCORP, INC.
457 BROADWAY
LORAIN, OHIO 44052

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 20, 2004

Introduction

     This Proxy Statement is being furnished to shareholders of LNB Bancorp, Inc. (“LNB Bancorp” or the “Corporation”) in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). This Proxy Statement and the enclosed proxy are first being sent to shareholders on or about March 19, 2004.

     At the Annual Meeting, shareholders of the Corporation will be asked to elect four directors.

Voting and Revocation of Proxies

     If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted “For” the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Corporate Secretary of the Corporation, a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Terry M. White, Executive Vice President, Chief Financial Officer and Corporate Secretary, 457 Broadway, Lorain, Ohio 44052.

Solicitation of Proxies

     The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

Meeting Information

Date, Place and Time

     The Annual Meeting of Shareholders of the Corporation will be held on Tuesday, April 20, 2004, at 10:00 a.m., local time, at Lorain National Bank, 521 Broadway, Lorain, Ohio.

Record Date; Voting Rights

     Only the Corporation’s common shares can be voted at the Annual Meeting. Each common share entitles its owner to one vote on all matters.

     The close of business on March 1, 2004 (the “Record Date”), has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were 2,268 record holders of the Corporation’s common shares and 6,617,726 of the Corporation’s common shares outstanding as of the Record Date.

     The shareholders present in person or by proxy will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

     The four nominees for director who receive the largest number of votes cast “For” will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

Ownership of Voting Shares

     The following table sets forth the beneficial ownership of the Corporation’s common shares by each of the Corporation’s directors and the Corporation’s named executive officers, and the directors and executive officers as a group, as of December 31, 2003.

	Shares of Common
Name of Beneficial Owner	Stock Owned (1)		Percent of Class
Daniel P. Batista	52,639		*
Robert M. Campana	18,510	(2)	*
Terry D. Goode	56,947	(3)	*
James R. Herrick	30,325		*
Lee C. Howley	3,100	(4)	*
James F. Kidd	82,530	(5)	1.25%
David M. Koethe	68,382	(6)	1.03%
Benjamin G. Norton	150,529	(7)	2.27%
Stanley G. Pijor	125,366	(8)	1.89%
Jeffrey F. Riddell	98,334	(9)	1.49%
John W. Schaeffer, M.D.	15,479	(10)	*
Gary C. Smith **	46,388	(11)	*
Eugene M. Sofranko	48,073	(12)	*
Gregory D. Friedman **	32,952		*
Kevin W. Nelson	14,567	(13)	*
James H. Weber	29,725		*
Terry M. White	7,016		*
All Directors and Executive Officers as a Group (28 in group)	930,810		14.06%

*	Ownership is less than 1% of the class.

**	Gary C. Smith, formerly President, Chief Executive Officer and a Director of LNB Bancorp, resigned as a director and officer of LNB Bancorp in December 2003, in connection with his retirement.

Gregory D. Friedman, formerly Chief Financial Officer of LNB Bancorp, discontinued service to LNB Bancorp in November 2003. LNB Bancorp is providing information about Messrs. Smith’s and Friedman’s beneficial ownership of LNB Bancorp common shares and compensation in this proxy statement in accordance with the rules of the Securities and Exchange Commission.

1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

2)	Includes 15,625 shares subject to shared voting and investment power.

3)	Includes 15,697 shares subject to shared voting and investment power.

4)	Includes 3,100 shares subject to shared voting and investment power.

5)	Includes 22,334 shares subject to shared voting and investment power.

6)	Includes 360 shares subject to shared voting and investment power.

7)	Includes 73,809 shares subject to shared voting and investment power.

8)	Includes 49,997 shares subject to shared voting and investment power.

9)	Includes 13,033 shares subject to shared voting and investment power.

10)	Includes 8,567 shares subject to shared voting and investment power.

11)	Includes 39,021 shares subject to options which are currently exercisable.

12)	Includes 36,586 shares subject to shared voting and investment power.

13)	Includes 11,939 shares subject to options which are currently exercisable.

     As of December 31, 2003, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:

Name and Address of	Shares of Common
Beneficial Owner	Stock Owned	Percent of Class
Lorain National Bank 457 Broadway Lorain, Ohio 44052	677,351 (1)	10.2	%(1)

(1)	These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by Lorain National Bank. As fiduciary, the Lorain National Bank has sole power to dispose of 587,690 of these shares, shared power to dispose of 89,661 of these shares, sole power to vote 183,400 of these shares, and shared power to vote -0- of these shares for a total of 10.2% of the outstanding shares of the Corporation.

Election of Directors

     The Code of Regulations of the Corporation provides that the Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Each class shall hold office for a term of three years. At the Annual Meeting, four directors will be elected to a three-year term expiring in 2007.

     The nominees for election at the Annual Meeting are Daniel P. Batista, David M. Koethe, Stanley G. Pijor and Eugene M. Sofranko each of whom is currently a director of the Corporation.

     In February 2004, Wellsley O. Gray, a Class I Director, notified the Corporation of his intention to retire as a Director and submitted his resignation from the Board effective March 1, 2004. Mr. Gray has generously given of his time and provided valuable years of service to LNB Bancorp. With the retirements of Messrs. Gray and Smith, the Board of Directors has voted to decrease the size of the Board and fix the number of Directors at twelve (12) such that no vacancies will result from these retirements. Any vacancies that occur in the Board in the future may be filled by the Board of Directors in accordance with law and the Corporation’s Amended Code of Regulations.

     The Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a) (15) of the National Association of Securities Dealers listing standards with the exception of Mr. Kidd and Mr. Batista.

     The Governance and Nominating Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination, in accordance with the Corporation’s Amended Code of Regulations. The Committee will investigate and assess the background and skills of potential candidates. The Governance and Nominating Committee is empowered to engage a third party search firm to assist, but the Committee currently believes that the existing directors and executive management of the Corporation and its subsidiaries have significant networks of business contacts to identify candidates. Upon identifying a candidate for serious consideration, one or more members of the Governance and Nominating Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group), meet the Corporation’s Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Governance and Nominating Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.

     LNB Bancorp’s Corporate Governance Guidelines and Code of Business Conduct and Ethics set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation’s business; depth and breadth of business and civic experience in leadership positions; and ties to LNB Bancorp’s geographic markets. LNB Bancorp’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Governance and Nominating Committee. Submissions are to be addressed to the Chairman of the Governance and Nominating Committee at the Corporation’s executive offices, which submissions will then be forwarded to the Chairman. The Governance and Nominating Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31 of each year for consideration in regard to the next annual meeting of shareholders. The Governance and Nominating Committee is not obligated to recommend to the Board, nor the Board to nominate any such individual for election. No such shareholder recommendations of candidates for director have been received by the Corporation for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Corporation.

     The Governance and Nominating Committee has not hired any director search firm in 2004 and, accordingly, paid no fees to any such company. As indicated above, however, the Governance and Nominating Committee may do so in the future if necessary.

     Neither the Board nor the Governance and Nominating Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2003, 14 Directors attended the Annual Meeting.

Nominees

     Class “III” Directors. The following table sets forth certain information with respect to the nominees as Class “III” Directors of the Corporation who will be voted upon at the Annual Meeting. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.

			Positions and Offices
		Principal Occupation	Held with	Director
Name	Age	for Past Five Years	LNB Bancorp	Since
CLASS “III”
Daniel P. Batista	69	Chairman of the Board Wickens, Herzer, Panza, Cook & Batista, L.P.A.	Director	1983

David M. Koethe	68	Retired Former Chairman of the Board The Lorain Printing Company	Director	1983

Stanley G. Pijor	73	Chairman of the Board LNB Bancorp, Inc. and The Lorain National Bank	Chairman, Director	1983

Eugene M. Sofranko	73	Chairman of the Board Lorain Glass Company, Inc.	Director	1983

Continuing Directors

     Class “I” and “II” Directors. The following table sets forth certain information with respect to Class “I” and Class “II” Directors of LNB Bancorp, whose terms expire in 2005 and 2006, respectively.

			Positions and Offices
		Principal Occupation	Held with	Director
Name	Age	for Past Five Years	LNB Bancorp	Since
CLASS “I”

Terry D. Goode	49	Vice President LandAmerica Financial Group, Inc. and Lorain County Title Company	Director	1997

James R. Herrick	52	President Liberty Auto Group, Inc.	Director, Vice Chairman since February 17, 2004	1999

Benjamin G. Norton	64	Human Resource Consultant LTI Power Systems	Director	1983

John W. Schaeffer, M.D.	58	President North Ohio Heart Center, Inc.	Director	1999

CLASS “II”
Robert M. Campana	44	President Campana Development	Director	1997

Lee C. Howley, Jr.	56	President Howley Bread Group, Ltd. Mr. Howley is also a Director of LESCO, Inc. a specialty provider of professional turf care products, and Boykin Lodging Company, a hotel real estate investment trust.	Director	2001

James F. Kidd	64	President and Chief Executive Officer since December 2003; Vice Chairman of the Board LNB Bancorp, Inc. and Lorain National Bank until February 17, 2004.	President, Chief Executive Officer and Director	1989

Jeffrey F. Riddell	52	President and Chief Executive Officer Consumeracq, Inc. and Consumers Builders Supply Company	Director	1995

     There were no agreements or understandings pursuant to which any of the persons listed under the captions “Nominees” or “Continuing Directors” was selected as a director.

     The Board of Directors of LNB Bancorp met 15 times in 2003. In 2003 each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served, with the exception of Stanley G. Pijor and John W. Schaeffer, MD.

     The Board of Directors has established for LNB Bancorp, Inc. Corporate Governance Guidelines and a Code of Business Conduct and Ethics.

     Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: LNB Bancorp Board of Directors, 457 Broadway, Lorain, Ohio 44052. All letters directed to the Board of Directors will be received and processed by the Corporate Secretary and will be forwarded to the Chairman of the Governance and Nominating Committee without any editing or screening.

Committees of the Board

     The Board of Directors of LNB Bancorp has standing Audit, Compensation, and Governance and Nominating Committees. The membership of these committees is noted below.

Audit Committee

     Mr. Howley, Chairman, and Messrs. Sofranko, Herrick, Riddell and Goode are the members of the Audit Committee. Mr. Gray also served as a member of this committee until his retirement.

     The Audit Committee met 7 times during 2003. The Audit Committee serves in a dual capacity as the Audit Committee of the Corporation and Lorain National Bank. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Annex A and which may be found on the Corporation’s website at www.4lnb.com. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Lee C. Howley is an audit committee financial expert for the Corporation and is independent as described in the preceding sentence. The report of the Audit Committee for 2003 appears under the caption “Report of the Audit Committee”.

Compensation Committee

     Mr. Riddell, Chairman, and Messrs. Howley, Goode, Koethe and Sofranko are the members of the Compensation Committee. Mr. Kidd served on this committee prior to his assuming the duties of President and CEO of LNB Bancorp, Inc. and Lorain National Bank.

     The Board of Directors has a Compensation Committee comprised entirely of independent Directors. Director and executive officer compensation are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter. This Committee met eight (8) times during 2003 as the Compensation/Governance Committee. The Compensation Committee’s report on executive compensation matters for 2003 appears under the caption “Compensation Committee Report on Executive Compensation”.

Governance and Nominating Committee

     The Board of Directors established a Governance and Nominating Committee in March 2004 comprised entirely of independent Directors. Mr. Riddell, Chairman, and Messrs. Howley, Goode, Koethe and Sofranko are the members of the Governance and Nominating Committee. This Committee develops and recommends to the Board corporate governance policies and guidelines for the Corporation and for the identification and nomination of Director and committee member candidates and recommends to the Board for nomination by the Board in accordance with the Corporation’s Amended Code of Regulations, nominees for election to the Board and appointment to committee membership. The Board of Directors has adopted a Governance and Nominating Committee Charter which is attached hereto as Annex B and which may be found on the Corporation’s website at www.4lnb.com. This Committee did not exist in 2003 and therefore did not meet in 2003.

Report of the Audit Committee

     The Audit Committee of the LNB Bancorp Board of Directors (the “Committee”) is composed of five directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards, and operates under a written charter adopted by the Board of Directors which is attached as Annex A.

     Management is responsible for the Corporation’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and to issue a report thereon. The Committee’s responsibility is to monitor and oversee the processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of LNB Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited consolidated financial statements of LNB Bancorp as of and for the year ended December 31, 2003, with management and the independent auditors.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that LNB Bancorp’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee also appointed the independent auditors.

Audit Committee
 Lee C. Howley,Chairman
 Eugene M. Sofranko
 James R. Herrick
 Jeffrey F. Riddell
 Terry D. Goode

Principal Accounting Firm Fees

     The following table sets forth the aggregate fees billed to LNB Bancorp for the fiscal years ended December 31, 2003 and December 31, 2002 by LNB Bancorp’s principal accounting firm, KPMG LLP.

	December 31,
	2003		2002
Audit Fees	$135,500		$113,000
Audit-Related Fees	24,900	(a)	18,700	(a)
Tax Fees	31,000	(b)	19,000	(b)
All Other Fees	1,500	(c)(d)	8,750	(c)(d)

	$192,900		$159,450

(a)	Includes fees for services related to benefit plan audits.

(b)	Includes fees for services related to tax compliance and tax planning.

(c)	Includes retirement planning services for Thomas P. Ryan in 2002 and Emma Mason in 2003.

(d)	The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

     The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by KPMG LLP pursuant to these exceptions.

Executive Compensation and Other Information

General

     The following information relates to compensation of management for the years ended December 31, 2003, 2002 and 2001, unless otherwise noted below.

Executive Compensation

     The following table sets forth the annual and long-term compensation for LNB Bancorp, Inc.’s Chief Executive Officer, its former Chief Executive Officer who retired in December, 2003, the four highest paid executive officers at December 31, 2003, and any other former executive officer who would have been among the other four highest paid executive officers but for the fact that he was not serving as an executive officer at the end of 2003. The following table also sets forth the total compensation paid to each individual during LNB Bancorp, Inc.’s last three fiscal years.

Summary Compensation Table

				Long-Term
				Compensation
	Annual Compensation			Awards
					(3)
				Securities	All Other
		(1)	(2)	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	($)
James F. Kidd (4)	2003	$36,322	-0-	-0-	$53,474
President and	2002	n/a	n/a	n/a	n/a
Chief Executive Officer	2001	n/a	n/a	n/a	n/a
Gary C. Smith (5)	2003	$238,282	-0-	-0-	$1,284,213
Former President and	2002	225,232	16,960	-0-	119,754
Chief Executive Officer	2001	214,694	-0-	10,000	108,309
Terry M. White	2003	$143,992	-0-	-0-	$9,061
Executive Vice President,	2002	99,328	10,400	-0-	22,533
Chief Financial Officer and	2001	n/a	n/a	n/a	n/a
Corporate Secretary
Kevin W. Nelson	2003	$141,552	-0-	-0-	$8,792
Executive Vice President and	2002	133,024	10,240	-0-	9,033
Chief Operating Officer	2001	127,945	-0-	-0-	3,919
Gregory D. Friedman (5)	2003	$158,997	-0-	-0-	$155,667
Former Executive Vice	2002	135,824	10,532	-0-	31,829
President, Chief Financial	2001	36,655	-0-	-0-	24,045
Officer and Corporate Secretary
James H. Weber	2003	$101,835	-0-	-0-	$6,762
Senior Vice President	2002	n/a	-0-	-0-	n/a
	2001	n/a	-0-	-0-	n/a

(1)	The amounts shown in this column for the year 2003 were increased by fees paid for attending LNB Bancorp, Inc. Board and Committee meetings for the following: Mr. Kidd, $32,000 and Mr. Smith, $11,100.

(2)	No bonuses were paid in 2003.

(3)	The amounts shown in this column for the 2003 year were derived from the following figures: (a) contributions by LNB Bancorp to The Lorain National Bank 401(k) Plan: Mr. Smith, $12,000, Mr. White, $8,827, Mr. Nelson, $8,640; and Mr. Weber, $6,326; (b) supplemental executive retirement plan accruals: Mr. Smith, $113,279 and Mr. Friedman, $23,906; (c) the economic benefit of life insurance coverage provided for the executive officers: Mr. Smith, $816; Mr. White, $234, Mr. Nelson, $152, Mr. Friedman $369 and Mr. Weber, $376; (d) deferred compensation paid to Mr. Kidd, $53,474; and (e) amounts paid, payable, or accrued to Messrs. Smith and Friedman in connection with discontinuation of their service to LNB Bancorp in 2003: Mr. Smith, $1,158,118; and Mr. Friedman, $155,298.

(4)	Mr. Kidd previously served as President and Chief Executive Officer of LNB Bancorp until his retirement from these positions in December 1999. With the retirement of Mr. Smith, the Board of Directors elected Mr. Kidd President and Chief Executive Officer in December 2003. During Mr. Kidd’s service as President and Chief Executive Officer, the Corporation will suspend making deferred compensation and retirement plan payments to him and will make these payments after his service as President and Chief Executive Officer.

(5)	Mr. Smith discontinued service to LNB Bancorp in December 2003. Mr. Friedman discontinued service to LNB Bancorp in November 2003.

Option Grants Table

     No stock options were granted to the named executive officers in 2003. Correspondingly, there is no options table to present.

Option Exercises and Year-End Value Table

     The following table presents information about stock options exercised during 2003 and unexercised stock options at December 31, 2003 for the named executive officers.

Option Exercises and Year-End Value Table
Aggregated Option Exercises in 2003 and Fiscal Year End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options	In-the-Money Options at
			December 31, 2003(#)	December 31, 2003($)
	Shares Acquired	Value
Name	On Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Gary C. Smith	-0-	$-0-	39,021 / -0-	$625,515 / -0-
Gregory D. Friedman	2,665	32,809	-0- / -0-	-0- / -0-
Kevin W. Nelson	-0-	-0-	11,939 / -0-	225,007 / -0-
Terry M. White	-0-	-0-	-0- / -0-	-0- / -0-
James H. Weber	2,665	32,809	-0- / -0-	-0- / -0-

Employment Agreements with Executives

     LNB Bancorp previously entered into employment agreements with Messrs. Smith, Friedman, Nelson and White. These Agreements may be terminated by either the executive or LNB Bancorp on ninety (90) days written notice. The Agreements provide for base compensation, adjusted annually at the Compensation Committee’s discretion, and incentive awards (as described in more detail in “Executive Compensation and Other Information” and the “Compensation Committee Report on Executive Compensation”) to be paid to the executives for the performance of their duties. These Agreements also provide for continuing payments for one year of the executive’s total compensation to Messrs. Smith, Friedman, Nelson and White in the event of termination of the executive’s employment without cause, or due to breach of the employment agreement by the Corporation, or continuing payments of two years of the executive’s total compensation in the event the Corporation elects to extend the Agreement’s restriction on the executive competing with the Corporation from one year to two years following termination of the executive’s employment. The Agreements also provide for lump sum payments of 200% of the executive’s highest annual base salary (highest annual base salary paid to the executive during the last three fiscal years immediately prior to the event of termination), plus a pro rata portion of the executive’s bonus and continuation for up to two years of certain health insurance and other benefits, in the event of termination of the executive’s employment following a change in control of the Corporation (other than termination of employment for death, disability or cause), such amounts not to exceed, with all other payments to the executives by LNB Bancorp, the “excess parachute payment” limits of the Internal Revenue Code. The aggregate compensation (excluding the value of benefits and any pro rata bonus) payable to each such executive officer under the Agreements in the event of a change in control, as defined in the Agreements, and the termination of that executive’s employment would be approximately as follows: Mr. Nelson, $144,000; and Mr. White,

$147,000. In the event of an involuntary termination with no change in control, the aggregate compensation would be approximately as follows: Mr. Nelson, $288,000; and Mr. White, $294,000.

     Based on the termination of his employment without cause, Mr. Smith is entitled to receive $20,413 per month over a 24 month period commencing March 10, 2004 under his employment agreement with LNB Bancorp, so long as Mr. Smith performs his obligations under the agreement, including compliance with certain post-employment non-compete restrictions and confidentiality obligations. Mr. Smith is also entitled to receive salary continuation, retirement and other benefits as described under the caption “Supplemental Retirement Benefit Agreements.”

     LNB Bancorp and Mr. Friedman entered into a Severance Agreement and General Release and Amendment to Employment Agreement in connection with the Corporation’s termination of Mr. Friedman’s employment without cause in November 2003, under which LNB Bancorp and Mr. Friedman agreed to amend Mr. Friedman’s employment agreement. In exchange for a general release and certain undertakings from Mr. Friedman, the Corporation has agreed to pay Mr. Friedman $10,704 per month over a 12 month period.

Bank Owned Life Insurance

     LNB Bancorp has split-dollar life insurance agreements with its executive officers. The economic benefit (the imputed income amount of this insurance) for the year 2003 to the named executive officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column “All Other Compensation.”

     The insurance policies provide death benefits to the executive’s beneficiaries of (a) the lesser of $1,000,000 or 2.75 times the executive’s annual salary at the time of death, less $50,000, if he dies before retirement at age 65, or (b) the lesser of $1,000,000 or the executive’s annual salary at the time of death, less $50,000, if he dies while employed by the Corporation at age 65 or older, or (c) the lesser of the executive’s annual salary at termination of employment or $1,000,000, if the executive is not employed by the Corporation at death, and if termination of the executive’s employment occurred on or after age 55 or within three years after a change in control of the Corporation, but not because of disability or termination for cause, or (d) if the executive’s employment terminated because of disability, then if the executive dies before age 65, the lesser of 2.75 times the executive’s annual salary at inception of disability or $1,000,000, and if the executive dies on or after age 65, the lesser of the executive’s annual salary at inception of disability or $1,000,000.

Director Compensation

     Directors of LNB Bancorp are compensated for all services as a director in the following manner: each director receives an annual retainer fee of $5,000 regardless of board meeting attendance and $600 per each board and committee meeting attended. Directors, who are also officers of the Corporation, receive a fee of $300 for their attendance at the Corporation’s board and committee meetings and receive no director’s fees for their attendance at the Lorain National Bank’s board or board committee meetings.

Pension Plans

     Lorain National Bank, LNB Bancorp’s subsidiary bank, sponsors The Lorain National Bank Retirement Pension Plan (the “Plan”) covering substantially all employees of the Bank. An employee is eligible to participate on January 1 or July 1 after the attainment of age twenty-one (21) and completion of one (1) year of service, as defined in the Plan. For the Plan year ended December 31, 2003, the bank accrued a contribution to the Plan totaling $500,000. The 2003 contribution was made to the Plan January 31, 2004.

     Annual benefit payments under the provisions of the Plan are computed by a formula, the factors of which include annual compensation, years of service and the Social Security taxable wage base. Participants are eligible for normal retirement upon reaching age sixty-five (65). Annual benefit payments are determined as a percentage for the five (5) consecutive Plan years that yield the highest average salary. Participants in the Plan prior to January 1, 1989 will have annual benefits reduced if they have less than fifteen (15) years of continuous employment upon retirement. Participants who join the Plan after January 1989 will have benefit payments reduced if they have less than twenty-five (25) years of continuous employment upon retirement. The normal form of benefit payment is a joint and survivor annuity. Benefits become fully vested after a participant has completed five (5) years of service. The Plan also provides for the payment of early retirement, death, disability, and deferred vested benefits in the form of a lump sum distribution, or a monthly annuity.

     The Plan was amended, effective January 1, 1995, to allow the payment of accrued benefits in the form of a lump sum distribution upon retirement at normal retirement age. The Plan was amended and restated for GUST effective January 1, 2001 and amended for EGTRRA effective January 1, 2003. Effective December 31, 2002, the benefits under the Plan were frozen and no additional benefits will be accrued under the Plan after December 31, 2002. The estimated present value of the accrued benefit using the Plan’s actuarial equivalence assumptions for the Named Executive Officers ranged from $241,237 to $0 as of December 31, 2003.

     Assuming the participant selects the benefit payable in a ten (10) year certain and life annuity at normal retirement date, the following table reflects annual benefits payable to the employee based upon average annual compensation levels and twenty-five (25) years of service.

Final Average	Employee’s Annual Estimated Pension Payments
Annual Compensation	Assuming Minimum of 25 Years of Service
$250,000	$101,090
200,000	101,090
170,000	85,328
100,000	47,703

     The annual compensation with respect to determining an employee’s annual pension payment is currently limited by the Internal Revenue Code to $200,000. The Plan reflects the annual compensation limit, and this results in a maximum annual pension payment of $101,090. Therefore, an employee’s annual estimated pension payment for final average compensation levels of $200,000 and above remains at the $101,090 level. Pension benefits accrued prior to 1995 are grandfathered, if their calculated benefit is greater than $101,090. These pension payments do not reflect any additional retirement benefits which the employee may receive in the form of Social Security and other forms of supplemental retirement benefits. Messrs. Kidd, Smith, Friedman, Nelson, White and Weber have zero (0), three (3), seventeen (17), three (3), zero (0), and thirty five (35) years of service respectively, under the provisions of the Plan.

Supplemental Retirement Benefit Agreements

     LNB Bancorp has individual supplemental retirement benefit agreements (“SERP”) with Messrs. Kidd, Smith and Friedman. The purpose of these agreements is to provide supplemental retirement benefits to these executive officers in addition to the benefits provided by the Plan. The SERP’s provide for additional payments in the event of: (a) normal retirement; (b) reduced supplemental retirement benefits in the event of early retirement; (c) disability prior to retirement; (d) death; or (e) discharge “without cause”.

     Under his SERP, Mr. Kidd, upon his earlier retirement in December, 1999, became entitled to receive annual payments of $53,474, commencing March 1, 2000 and continuing for 10 years. With Mr. Kidd’s resumption of duties as President and Chief Executive Officer in December 2003, payments under the Plan and SERP that would otherwise have been made to Mr. Kidd will be deferred during the period commencing January 2004 until his retirement, and the period during which Mr. Kidd will be entitled to receive payments under his SERP will be extended by the number of months he serves as President and Chief Executive Officer.

     Mr. Smith entered into an October 6, 2003 Amendment to Supplemental Retirement Benefits Agreement (the “SERP Amendment”) with LNB Bancorp. Based on Mr. Smith’s termination of employment without cause by LNB Bancorp, Mr. Smith will be entitled to the following benefits under his SERP and SERP Amendment: (a) salary continuation payments of $9,375 per month until age 65 less (i) income earned from competitive, executive level services, (ii) any SERP retirement benefits paid to Mr. Smith prior to age 65, and (iii) payments to Mr. Smith under his employment agreement for the two year period following termination of his employment; (b) retirement benefits under his SERP; (c) transfer to Mr. Smith of the automobile provided by LNB Bancorp for Mr. Smith’s use during his employment; (d) hospitalization insurance until age 65; and (e) certain indemnity rights.

     Under his SERP and the SERP Amendment, based on the termination of his employment without cause, Mr. Smith may elect to receive either (a) 70% of the larger of his salary and cash bonus in the two full years of employment preceding the termination of his employment, less (i) Plan benefits (calculated as a single-life annuity), (ii) 401(k) plan benefits attributable to employer contributions after December 31, 2002 (calculated as a single-life annuity), and (iii) social security benefits for which Mr. Smith is entitled at the date of termination of his employment, payable annually over 10 years beginning the month after Mr. Smith reaches age 65 (or in Mr. Smith’s discretion the same benefits on a prorated basis payable over a 20 year period); or (b) the same benefits as described above, but on a discounted present value basis, payable annually over the ten years beginning the month following the termination of his employment.

     Based on Mr. Friedman’s termination of employment without cause, he has elected to receive benefits under his SERP equal to the actuarial equivalent of the retirement benefits payable under his SERP in 120 monthly installments, commencing in March 2004. Each monthly payment will be in the amount of $1,718.

Compensation Committee Report on Executive Compensation

     Overview and Philosophy. The Board of Directors of LNB Bancorp has established a Compensation Committee comprised solely of independent directors. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to LNB Bancorp’s executive compensation policies.

     Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and each other executive officer. The Compensation Committee also structures and monitors LNB Bancorp’s supplemental retirement, employment or change in control contracts with its executive officers which include, among other things, provisions relating to each executive in the event of a change in control. Compensation decisions with respect to executive officers are based on the factors discussed in the following paragraphs of the “Report of the Compensation Committee on Executive Compensation”, rather than any obligation set forth in such employment contracts.

     The Compensation Committee has available to it outside compensation consultants. The Compensation Committee gathers comparative compensation data from outside consultants and independent sources to develop a strategy in which compensation reflects performance.

     The objectives of LNB Bancorp’s executive compensation program are to:

•	Support the achievement of desired LNB Bancorp goals,

•	Provide compensation that will attract and retain superior talent and reward performance, and

•	Align the executive officers’ interests with those of shareholders by placing a portion of pay at risk with payout dependent upon corporate performance.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the financial institution industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term LNB Bancorp performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation where, in its judgment, external, internal or an individual’s circumstances warrant.

Compensation Matters in 2003

     During 2003, the Compensation Committee increased the levels of base salary of the Chief Executive Officer and certain other executive officers. The increases in base salary were based upon analysis of compensation levels for management performing similar functions at other banking companies of similar size and scope and complexity of operations, and the objective of the Compensation Committee to place base salaries of executive officers at or near market median levels, given satisfactory job performance. LNB Bancorp did not meet its threshold goal for payment of cash incentive compensation to executive officers in 2003 and no cash incentive payments were made to executive officers.

Executive Officer Compensation Program

     LNB Bancorp’s executive officer compensation program is comprised of base salary, annual cash incentive compensation and various benefits.

Base Salary

     Base salary levels for LNB Bancorp’s executive officers are attempted to be set relative to companies in the financial institution industry of similar size and scope and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, LNB Bancorp performance and specific issues particular to LNB Bancorp.

Annual Incentive Compensation

     LNB Bancorp maintains a conditional annual cash incentive program for executive officers. The purpose of the plan is to provide direct financial incentives in the form of an annual cash bonus to executives to achieve LNB Bancorp, Inc.’s annual goals. Goals are attempted to be set at competitive levels within the financial institution industry. Goals are set at the beginning of each fiscal year. For 2003, the Compensation Committee selected increases in net earnings over 2002 net earnings as the measurement of the Corporation’s performance, with threshold and target goals set for determining cash bonus opportunity for all executive officers. LNB Bancorp did not meet its threshold goal for increased net earnings in 2003 and no cash bonuses were paid to executive officers.

Chief Executive Officer Compensation

     The annual base salary of Mr. Smith, LNB Bancorp’s President and Chief Executive Officer, was increased by $12,200, effective January 1, 2003. The increase was based, in part, on Mr. Smith’s pivotal role in the Corporation’s 21st consecutive year of increased earnings in 2002. Mr. Smith discontinued service to LNB Bancorp in December 2003. LNB Bancorp did not award any cash incentive compensation to Mr. Smith for 2003. Mr. Kidd replaced Mr. Smith as President and Chief Executive Officer in December 2003. Mr. Kidd’s base salary for 2003 was set at the same level as Mr. Smith’s, and prorated for Mr. Kidd’s period of service.

Deductibility under Internal Revenue Code Section 162(m)

     We believe it is in shareholders’ best interest to retain as much flexibility as possible in the design and administration of executive compensation plans. LNB Bancorp and its subsidiaries recognize, however, that Section 162(m) of the Internal Revenue Code disallows a tax deduction for non-exempted compensation in excess of $1,000,000 paid for any fiscal year to a corporation’s chief executive officer and four other most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Executive Compensation Committee currently intends to structure performance-based compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. The Board and the Executive Compensation Committee could award non-deductible compensation in other circumstances, as they deem appropriate. Moreover, because of ambiguities in the application and interpretation of Section 162(m) and the regulations issued, we can give you no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) actually will be deductible.

Compensation Committee
 Jeffrey F. Riddell,Chairman
 Lee C. Howley,Vice Chairman
 Terry D. Goode
 David M. Koethe
 Eugene M. Sofranko

Compensation Committee Interlocks and Insider Participation

     In 2003, the Compensation Committee members were Jeffrey F. Riddell, Lee C. Howley, Terry D. Goode, James F. Kidd, David M. Koethe, and Eugene M. Sofranko. Mr. Kidd served as President and Chief Executive Officer of LNB Bancorp and Lorain National Bank until his retirement from these positions in 1999. Upon being appointed to these positions again in December 2003 by the Board of directors, Mr. Kidd resigned from the Compensation Committee.

     Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with one or more of the bank subsidiaries of LNB Bancorp. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future.

LNB Bancorp Performance

     The following graph shows a five-year comparison of cumulative total returns for LNB Bancorp, the Standard & Poor’s 500 Stock Index© and the Nasdaq Bank Index.

Comparison of 5 Year Cumulative Total Return*

AMONG LNB BANCORP, INC., THE S & P 500 INDEX
AND THE NASDAQ BANK INDEX

*	Assumes the value of the investment in LNB Bancorp common shares, S&P Index and the NASDAQ Bank Index was $100 on December 31, 1998 and all dividends were reinvested.

The graph shown above is based on the following data points:

Cumulative Total Return
Period Ended
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

LNB Bancorp, Inc.	$100.00	$80.54	$85.49	$90.70	$121.23	$140.12
S&P 500 Index©	100.00	121.04	110.02	96.95	75.52	97.18
NASDAQ Bank Index	100.00	216.79	113.10	88.84	61.04	80.89

Copyright © 2003 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

Certain Transactions

     Directors and executive officers of LNB Bancorp and their associates were customers of, or had transactions with, the Corporation or the Corporation’s banking or other subsidiaries in the ordinary course of business during 2003. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. Mr. Batista, a director who is not a member of the Audit, Compensation or Governance and Nominating Committees, is the chairman of the law firm of Wickens, Herzer, Panza, Cook & Batista, a Legal Professional Association. The Corporation has retained the aforementioned law firm as general legal counsel for the last several years. During the last fiscal year, the Corporation paid to Wickens, Herzer, Panza, Cook and Batista, a Legal Professional Association, legal fees in the amount of $438,000. It is anticipated that this relationship will continue during the current fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934 requires LNB Bancorp’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and LNB Bancorp reports of their ownership of LNB Bancorp securities. Based upon written representations and copies of reports furnished to LNB Bancorp by Insiders, all Section 16 reporting requirements applicable to Insiders during 2003 were satisfied on a timely basis except as follows: Sandra L. Dubell, Mitchell J. Fallis, Gregory D. Friedman and James H. Weber had one Form 4 each, relating to a single transaction, that was not filed on a timely basis.

Shareholder Proposals for Next Annual Meeting

     To be considered eligible for inclusion in the Corporation’s Proxy Statement for the 2005 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Corporation at its principal office in Lorain, Ohio, no later than November 19, 2004. Shareholder proposals should be directed to LNB Bancorp, Inc., Attention: Investor Relations, 457 Broadway, Lorain, Ohio 44052. On any other proposal raised by a shareholder for next year’s Annual Meeting, the Corporation intends that proxies received by it will be voted in the interest of the Corporation in accordance with the judgment of the Board of Directors and the proposal will be considered untimely, unless notice of the proposal is received by the Corporation not later than February 2, 2005.

     The Corporation’s Code of Regulations establishes advance notice procedures as to the nomination, other than by the Board of Directors, of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Corporation no fewer than 14 days nor more than 50 days in advance of next year’s Annual Meeting unless the Corporation gives you less than 21 days notice of the Annual Meeting and then notice of nominations must be given no later than the seventh day after we mailed the notice of the Annual Meeting to you. Notice of nominations of directors must also meet all other requirements contained in the Corporation’s Code of Regulations. You may obtain the Code of Regulations by written request. Such request should be directed to LNB Bancorp, Inc., Attention: Corporate Secretary, 457 Broadway, Lorain, OH 44052.

Selection of Auditors

     KPMG LLP has served LNB Bancorp and Lorain National Bank as independent auditor since 1972. The Audit Committee of the Board of Directors has selected KPMG LLP as independent auditor for the current year. We expect representatives of KPMG LLP to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

Other Business

     Management is not aware of any other matter that may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

Annual Report

     We will provide without charge a copy of the Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2003 to any shareholder who makes a written request for it directed to Terry M. White, Executive Vice President, Chief Financial Officer and Corporate Secretary, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.

     We urge you to sign and return the enclosed Proxy Form as promptly as possible whether or not you plan to attend the meeting in person.

Annex A

LNB Bancorp, Inc.
Audit Committee Charter
Adopted January 27, 2004

A.	Purposes of the Committee

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of LNB Bancorp, Inc. (the “Company”) are:

•	to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements;

•	to assist the Board in overseeing:

•	the integrity of the financial statements of the Company,

•	the Company’s compliance with legal and regulatory requirements,

•	the adequacy of the Company’s financial reporting processes, internal control system and the audits of the Company’s financial statements,

•	the Company’s independent auditor’s qualifications and independence,

•	the performance of the Company’s internal audit function,

•	the maintenance of free and open communication between the Board, the independent auditor, the director of audit and the management of the Company; and

•	to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

B.	Composition of the Committee

The Committee must be comprised of at least three directors. Each Committee member must meet the independence, financial literacy, experience and other standards applicable to him or her under applicable law, SEC rules and The Nasdaq Stock Market, Inc. (“Nasdaq”) or other applicable listing standards. One or more of the Committee’s members will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

C.	Committee Resources, Authority and Responsibilities

Engagement of Independent Auditor and Approval of Services

The Committee has the sole authority to engage and, when appropriate, replace, the Company’s independent auditor. The Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company. The independent auditor will report directly to the Committee. The Committee must preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Committee will obtain on an annual basis from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1. The Committee will engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and be responsible for taking appropriate action to oversee the independence of the independent auditor.

Recurring Review and Discussion Responsibilities; Processes

The Committee will review:

With management, the internal auditor and the independent auditor, the Company’s significant exposures (whether financial, operating or otherwise), and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

With management and the independent auditor, the financial information to be included in the Company’s Annual Report on Form 10- K (and the annual report to shareholders if distributed prior to the filing of the Form 10-K) and the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, in each case including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

With management, at least annually, the Company’s earnings press releases and the nature of any financial information and any earnings guidance that is provided.

With the independent auditor, at least annually, any problems or difficulties the auditor has encountered in connection with the annual audit or otherwise, and management’s response. Separately with management, with the internal auditor and with the independent auditor, at least annually, any significant issues regarding accounting principles and financial statement presentations and the adequacy of the Company’s internal controls.

With the independent auditor, at least annually, the independent auditor’s performance, including the Committee’s evaluation of the independent auditor’s lead partner. In conducting this review, the Committee shall consult with management and the head of internal audit and obtain and review a report by the independent auditor describing its internal quality-control procedures, material issues raised in its most recent internal quality-control review, or peer review (if applicable). Further, the Committee will review any inquiry or investigation by governmental or professional authorities within the preceding five years respecting any independent audit carried out by the independent auditor.

With the full board, annually, the Committee will perform an evaluation of this Charter and of the Committee’s performance under this Charter.

Committee Reports

The Committee shall report regularly to the full board with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function.

Hiring Policies

The Committee shall establish policies for the Company’s hiring of employees or former employees of the independent auditors who have participated in the audit of the Company in order to ensure continued independence throughout the engagement of the independent auditor.

Complaint Processing Procedures

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

Internal Audit

The director of audit of the Company shall directly report to the Chairman of the Committee, with administrative oversight provided by an appropriate executive officer of the Company. The Committee will oversee the internal audit function and determine that the director of audit is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Company and its affiliates.

Other Authority and Responsibilities; Resources

The Committee will have such additional authority and responsibilities as may be granted to or imposed on audit committees from time to time by applicable law, SEC rules and Nasdaq or other applicable listing standards, and shall discharge all of its authority and responsibilities in accordance with all applicable law, SEC rules and Nasdaq or other applicable listing standards. The Committee may conduct or authorize the conduct of such investigations within the scope of its authority and responsibilities as it considers appropriate, and may retain, at the Company’s expense, such independent legal counsel, accounting or other advisers as the Committee considers necessary or advisable for the full and faithful execution of its duties.

The Committee shall have the funding, resources and authority to discharge its duties and responsibilities without seeking the approval of the Board or management of the Company, including (1) the authority, funding and resources to compensate the independent auditor engaged by the Committee for the purpose of preparing or issuing the audit report and performing other audit, review and attest services for the Company, (2) the authority, funding and resources to select, retain, terminate and approve the fees and other terms of engagement of, special or independent counsel, accountants and other advisors as deemed appropriate by the Committee, and (3) the authority to pay all its ordinary administrative expenses incurred in carrying out its duties and responsibilities.

In discharging its responsibilities, the Committee is not responsible for the planning or conduct of audits or for the preparation of the Company’s financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls. The independent auditor has the responsibility for auditing the financial statements.

Access to Records

The Committee is entitled to full access to all books, records, facilities and personnel of the Company for the purpose of executing its authority and responsibilities.

Annex B

LNB Bancorp, Inc.
Governance and Nominating Committee Charter

Statement of Policy

The Governance and Nominating Committee shall provide assistance to the board of directors in fulfilling the board of directors’ responsibilities for director nominations and appointments, and board of directors and corporate governance.

Organization

The members of the Governance and Nominating Committee shall be appointed by the board of directors and may be removed by the board of directors. The Governance and Nominating Committee shall meet on the call of its chairman. The Governance and Nominating Committee has the sole authority to retain and terminate any consulting or search firm to be used to identify director candidates, including the sole authority to approve the firm’s fees and other retention terms. There will be at least three members of the Governance and Nominating Committee. A majority of the members of the Governance and Nominating Committee shall be a quorum to transact business.

Qualifications

The Governance and Nominating Committee shall be composed entirely of independent directors, determined by the board of directors under the LNB Bancorp Corporate Governance Guidelines.

Powers, Duties, and Responsibilities

In discharging its responsibilities to review, authorize and approve director nominations, director compensation and corporate governance, the Governance and Nominating Committee shall:

•	actively seek individuals qualified to become members of the board of directors;

•	from time to time recommend individuals for appointment as directors by the board of directors;

•	set the number of directors that shall constitute the whole board of directors;

•	recommend to the whole board of directors nominees for director for nomination by the board of directors for approval by shareholders at an annual meeting of shareholders or special meeting of shareholders;

•	recommend to the board of directors the establishment, charter and membership of the various committees of the board of directors;

•	recommend to the board of directors corporate governance guidelines for LNB Bancorp, Inc.;

•	consider and advise the board of directors on other matters relating to the affairs or governance of the board of directors;

•	annually review and if necessary or appropriate, update this charter for consideration by the board of directors;

•	annually evaluate the performance and function of the Governance and Nominating Committee; and

•	report the matters considered and actions taken by the Governance and Nominating Committee to the board of directors.

B-2

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
LNB Bancorp, Inc.

This Proxy is Solicited on Behalf of the Board of Directors	1.	To elect at Directors the Nominees set forth below (except as marked to the contrary below):	For ☐	With- hold ☐	For All Except ☐
The undersigned hereby appoint Eugene M. Sofranko, David M. Koethe and Daniel P. Batista, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated hereon, all the common shares of LNB Bancorp, Inc. held of record by the undersigned on March 1, 2004, at the Annual Meeting of Shareholders to be held on April 20, 2004, or any adjournment thereof.
Daniel P. Batista, David M. Koethe, Stanley G. Pijor and Eugene M. Sofranko

	INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	2.	Upon the direction of the Board of Directors, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

	The Board of Directors unanimously recommends a vote FOR the election of the directors nominated by the Board of Directors. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR the election of directors nominated by the Board of Directors.

	NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign above		Co-holder (if any) sign above

é     Detach above card, sign, date and mail in postage paid envelope provided.      é

LNB Bancorp, Inc.

457 Broadway
Lorain, Ohio

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.